Exhibit 4.2

[Form of Class A Ordinary Share Certificate]

NUMBER	NUMBER C-SHARES

SEE REVERSE FOR CERTAIN DEFINITIONS	CUSIP [_]

ARC GROUP SECURITIES ACQUISITION I

INCORPORATED UNDER THE LAWS OF THE CAYMAN ISLANDS

CLASS A ORDINARY SHARES

This Certifies that ____________________ is the owner of ________________________

FULLY PAID AND NON-ASSESSABLE CLASS A ORDINARY SHARES OF PAR VALUE US$0.0001 EACH OF

ARC GROUP SECURITIES ACQUISITION I

(THE “COMPANY”)

Subject to the Company’s amended and restated memorandum and articles of association, as amended and restated from time to time (the “Memorandum and Articles”), and transferable on the register of members of the Company in person or by duly authorized attorney upon surrender of this certificate properly endorsed. The Company must redeem 100% of its Class A ordinary shares, of par value US$0.0001 each, issued as part of the units in connection with its initial public offering if it is unable to consummate an initial business combination within the period of time set forth in the Memorandum and Articles, or such later date approved by the Company’s shareholders in accordance with the Memorandum and Articles, all as more fully described in the Company’s final prospectus dated [●], 2026.

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar of the Company.

Witness the facsimile signatures of the Company’s duly authorized signatories.

Chief Financial Officer	Cayman Islands	Chief Executive Officer

ARC GROUP SECURITIES ACQUISITION I

The Company will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the Memorandum and Articles and resolutions of the board of directors providing for the issue of securities (copies of which may be obtained from the Company), to all of which the holder of this certificate by acceptance hereof assents. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT	—		Custodian
					(Cust)		(Minor)
TEN ENT	—	as tenants by the entireties
under Uniform Gifts to Minors Act
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common
(State)

Additional abbreviations may also be used though not in the above list.

For value received, hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Shares represented by the within Certificate, and hereby irrevocably constitutes and appoints

Attorney to transfer the said shares on the register of members of the within named Company with full power of substitution in the premises.

Dated:

	NOTICE:	THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

By

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO RULE 17Ad-15 (OR ANY SUCCESSOR RULE) UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED).

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In each case, as more fully described in, and subject to the terms and conditions described in, the Company’s final prospectus for its initial public offering dated [●] 2026, the holder(s) of this certificate shall have the opportunity to receive a pro-rata portion of certain funds held in the trust account established in connection with the Company’s initial public offering regardless of whether they abstain, vote for, or vote against, the Company’s initial Business Combination only in the event that (i) the Company redeems the Ordinary Shares issued as part of the Units sold in the Company’s initial public offering (the “Public Shares”) and liquidates because it does not consummate an initial Business Combination within the time period set forth in the Company’s amended and restated memorandum and articles of association, as amended and restated from time to time (the “Articles”), or such later time as the shareholders of the Company may approve in accordance with the Articles (the “Completion Window”), (ii) the Company redeems the Public Shares in connection with a shareholder vote to amend the Articles (A) to modify the substance or timing of the Company’s obligation to allow redemptions in connection with the Company’s initial Business Combination or the Company’s obligation to redeem one hundred per cent (100%) of the Public Shares if the Company has not consummated an initial Business Combination within the Completion Window, or (B) with respect to any other material provisions of the Articles relating to the shareholders’ rights or pre-initial Business Combination activity, or (iii) if the holder(s) properly redeem(s) for cash his, her or its or their respective Ordinary Shares issued as part of the Units represented by this certificate in connection with a tender offer (or proxy solicitation, solely in the event the Company seeks shareholder approval of the proposed initial Business Combination) setting forth the details of a proposed initial Business Combination. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.

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